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                                                                   EXHIBIT 10.60



                            SHOPPING CENTER SUBLEASE

                                    BETWEEN

                    PANORAMA TOWNE CENTER, L.P., AS LANDLORD

                                      AND

                 PAN AMERICAN BANK OF SAN MATEO, FSB, AS TENANT
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                            SHOPPING CENTER SUBLEASE


          This Shopping Center Sublease (the "Lease" herein), dated September 25, 1995 for reference purposes only, is made by and between Panorama Towne Center, L.P., a California Limited Partnership, as Landlord, and Pan American Bank of San Mateo, FSB, a Federally-chartered savings bank, as Tenant.

          1.   LEASE OF PREMISES.

In consideration of the Rent (as defined in Article 9) to be paid by Tenant and the performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord agrees to sublease to Tenant and Tenant agrees to sublease from Landlord, the Premises shown by diagonal lines on Exhibit "A" attached hereto, and further described at Section 3.h. The Premises are located within the shopping center described in Section 3.j. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord and other tenants, subtenants and invitees of the Shopping Center, to use of the Common Areas (as defined at Section 3.c.).

          2.   LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT.

Landlord and Tenant acknowledge and agree that each has the responsibility to personally review and approve the contents of this Lease and to have this Lease reviewed, approved, and modified as needed by its attorneys before the Lease is signed.

          3.   DEFINITIONS.

As used in this Lease, the following terms have the following meanings:

               a. BROKER:  CB Commercial Real Estate Group, Inc.

               b. COMMENCEMENT DATE:  The earliest of the following dates:

                             (i) The date Tenant initially opens for business in the Premises; or

                             (ii) 60 days after substantial completion of
                                  Landlord's Work (as defined in Exhibit "C" to the Lease) in the Premises.
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                                  The date of such substantial completion is the
                                  date the Premises are substantially complete to the extent of Landlord's Work, except for such work that Landlord cannot complete until Tenant performs necessary portions of Tenant's Work (as defined in Exhibit "C"). Substantial completion of Landlord's work shall be evidenced by notice to Tenant from Landlord's architect or designated representative that substantial completion has occurred.

     Tenant shall commence Tenant's Work promptly upon substantial completion of Landlord's Work and shall diligently complete Tenant's Work so that Tenant can promptly open for business in the Premises.

c. COMMON AREAS: All areas, structural portions, facilities and equipment of the Shopping Center outside the Premises and the premises of other tenants, but within the exterior boundaries of the Shopping Center that are provided and designated by Landlord from time to time for the general use, benefit and/or convenience of Tenant and/or other tenants of the shopping Center and/or their respective authorized representatives and invitees. Common Areas include without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, public restrooms, stairways, roofs, walls, plazas, malls (including any enclosed malls where climate control is provided), throughways, loading areas, parking areas, and roads, all as generally shown on Exhibit "A." Landlord shall have the right to regulate or restrict the use of the Common Areas, provided the use and occupancy of the Premises by Tenant and its employees, agents and invitees is not materially adversely affected thereby, and further provided that Landlord may designate a portion or portions of the Common Areas for Tenant's employees' parking.

d. FLOOR AREA: As to both the Premises and the Shopping Center, the respective measurements of floor area as are from time to time subject to lease by Tenant and all tenants of the Shopping Center, respectively, as determined and applied by Landlord on a consistent basis throughout the Shopping Center.

e.   LANDLORD'S MAILING ADDRESS:    Panorama Towne Center, L.P.
                                    9333 Duxbury Road
                                    Los Angeles, CA  90034
                                    Attn.: Arieh Greenbaum

     TENANT'S MAILING ADDRESS:      Pan American Bank, FSB
                                    1300 S. El Camino Real
                                    Third Floor
                                    San Mateo, CA  94402
                                    Attn:  Lorna Seipser

f. MINIMUM ANNUAL RENT (INITIAL) (SECTION 9.1:): $84,264.00 per year, payable in twelve (12) equal monthly installments each year, and subject to adjustment based on the actual Floor Area of the Premises as determined by Landlord multiplied by $2.00 per square foot per month. SEE ADDENDUM, Paragraph 1.

g.   INTENTIONALLY DELETED.

h.   PREMISES:   That portion of the Shopping Center containing approximately
     3,511 square feet of Floor Area, shown by diagonal lines on Exhibit "A," It and the improvements constructed thereon.

i.   SECURITY DEPOSIT:  None.

j. SHOPPING CENTER: The shopping center of which the Premises are a part including any other buildings and improvements on the real property (collectively, the "Building" or "Property")located at the northwest corner of Van Nuys and Chase and further described on Exhibit "A." The Shopping Center is to be known as "Panorama Towne Center".

k. TENANT'S FIRST ADJUSTMENT DATE (ADDENDUM, PARAGRAPH 1): The first day of the calendar month following the Commencement Date plus 36 months.

l. TENANT'S PROPORTIONATE SHARE (INITIAL): 3.68% (estimated). Such share is a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of the buildings in the Shopping Center available for exclusive use and occupancy by tenants. As of the date of this Lease, it is contemplated that the Shopping Center will contain a total Floor Area of approximately 95,520 square feet.

m.   TENANT'S TRADE NAME:  Pan American Bank of San Mateo, FSB.

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

n. TENANT'S USE CLAUSE (ARTICLE 10): During the first five (5) years of the Term, the Premises shall be used and occupied only for the purpose of operating a bank or financial institution as defined by state and/or federal banking regulations, and for no other use or purpose. During the remainder of the Term and the option periods, if any, the Premises shall be used and occupied for the purpose of operating a bank or financial institution as defined by state and/or federal banking regulation or for any other purposes so long as such use does not violate an exclusive use right granted to another tenant of the Shopping Center (or proposed to be granted to a prospective tenant with whom Landlord is in active negotiations with at such time) or constitute a use that may be prohibited pursuant to the terms of any other tenant's lease or violate any restrictions that may be contained in any other tenant's lease.

o. TERM: The Term of this Lease shall begin as of the date hereof and shall continue thereafter for a period of ten (10) years (plus any partial month) following the Commencement Date. The Commencement Date and expiration date of the Lease shall be set forth in Landlord's Notice of Lease Term Dates (the "Notice"). The Notice shall be served on Tenant promptly following determination of the Commencement Date under Section 3.b; provided, however, Landlord's or Tenant's failure to serve or execute such Notice shall not affect the determination of the Commencement Date or expiration date of this Lease.

4.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.   Exhibit "A" - Premises and Shopping Center

b.   Exhibit "B" - (Intentionally Deleted)

c.   Exhibit "C" - Landlord's - Work and Tenant's Work

d.   Exhibit "D" - Sample Form of Tenant Estoppel Certificate

e.   Exhibit "E" - Shopping Center Sign Criteria

f.   Exhibit "F" - Landlord's Notice of Lease Term Dates

g.   Exhibit "G" - Guaranty of Lease (the "Guaranty")

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

h.  Addendum to Shopping Center Sublease

5.  SHOPPING CENTER PLAN.

The plan of the Shopping Center attached as Exhibit "A" shows, among other things, the principal improvements which initially comprise or will initially comprise the Shopping Center. Tenant agrees that Landlord may at any time and from time to time, change the shape, size, location, number, and extent of the improvements now shown on Exhibit "A" and may eliminate or add any improvements to any portion of the Shopping Center, but Landlord agrees (i) not to materially change the size or location of the Premises prior to construction of Tenant's building on the Premises without Tenant's consent, which consent shall not be unreasonably withheld and (ii) that any such changes will not materially and adversely affect ingress to and egress from the Premises, visibility of the Premises or parking availability for Tenant or its customers in the shopping Center. Following delivery of possession of the Premises to Tenant, Landlord shall not materially change the size or location of the Premises without Tenant's consent, which consent may be withheld in Tenant's sole discretion.

6.  OTHER TENANCIES.

Landlord reserves the absolute right to effect such other tenancies and uses in the Shopping Center as Landlord, in its sole business judgment, determines best promotes the interests of the Shopping Center. Landlord and Broker do not represent, and Tenant does not rely on the possibility, that any specific tenant or number of tenants will occupy space in the Shopping Center during the Term. Except as provided in the following sentence, Landlord shall not lease space to another bank, savings and loan, thrift and loan, or other financial institution regulated by a state or federal banking regulation in the Shopping Center during Tenant's occupancy of the Premises, or permit the installation of automatic teller machines (except for use at points of purchase). Tenant acknowledges and, agrees that notwithstanding anything to the contrary in this Lease, Food 4 Less and/or a proposed drug store tenant, or any occupant of the leased premises of Food 4 Less or such drug store, will have the right to place in their premises a bank, savings and loan, thrift and loan or other financial institution, and/or to install automatic teller machines in, or on the exterior walls of, their leased premises.

7.  DELIVERY OF POSSESSION.

Landlord agrees to deliver to Tenant and Tenant agrees to accept from Landlord possession of the Premises promptly upon substantial

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

completion of Landlord's Work. If for any reason Landlord does not deliver possession of the Premises to Tenant with Landlord's Work substantially complete on or before February 28, 1996, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but Tenant shall have the right, as its sole remedy for Landlord's failure to deliver the Premises as aforesaid, to take all reasonable action necessary to diligently complete Landlord's Work at Tenant's cost and to offset such cost against the Minimum Annual Rent to be paid hereunder. If Tenant elects to exercise such right, Tenant shall so notify Landlord in writing on or before March 20, 1996. If Tenant fails to so notify Landlord in writing, Tenant shall be deemed to have waived such right.

8.  TENANT'S WORK.

Tenant shall commence construction of Tenant's Work as defined in Exhibit "C" no later than five (5) business days after the date of substantial completion of Landlord's Work in the Premises and shall diligently complete Tenant's Work. Landlord shall give Tenant not less than 10 days' advance written notice of such anticipated date of substantial completion of Landlord's Work. Tenant shall, at any time requested by Landlord or Landlord's architect, construct those portions of Tenant's Work necessary to enable Landlord to proceed with Landlord's Work hereunder.

9.  RENT.

     9.1 PAYMENT OF MINIMUM ANNUAL RENT. Beginning on the Commencement Date, Tenant agrees to pay the Minimum Annual Rent during the Term for its use and occupancy of the Premises. Minimum Annual Rent shall be payable in advance on the first day of each calendar month of the Term without notice, set-off or deduction except as expressly provided herein, in twelve (12) equal monthly installments during each year of the Term. If the period for which Minimum Annual Rent is due and payable begins (or ends) on other than the first (or last) day of a calendar month, the Minimum Annual Rent for the partial month shall be prorated on a daily basis, based on a 30 day month. Tenant shall pay Landlord the first installment of Minimum Annual Rent when such installment is due hereunder.

     9.2  PROPERTY TAXES.

          a. Beginning on the commencement Date, and for the balance of the Term, Tenant shall pay to Landlord as additional rent the amount of taxes and assessments levied and assessed for any year ("Property Taxes") against the Premises, including both

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the underlying real property and the improvements thereon. Such sum shall be prorated for any partial year of the Term on a daily basis, based on a 360-day year. Subject to Tenant's compliance with the preceding provisions of this
Section 9.2.a., Landlord shall pay all Property Taxes assessed against the Shopping Center prior to delinquency.

     If the Premises are not separately assessed, but are assessed as part of the land and improvements on a larger parcel (hereinafter the "Larger Parcel"), Tenant's sharp of Property Taxes shall be a fractional portion of the property taxes on the Larger Parcel, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Larger Parcel. Tenant shall pay Property Taxes to Landlord as part of Common Area Costs at the times and in the manner provided for the payment of Common Area Costs at Section
24.3 of this Lease. Subject to Tenant's compliance with the preceding provisions of this paragraph, Landlord shall pay all Property Taxes assessed against the Shopping Center owned by Landlord prior to delinquency. For purposes hereof, an equitable adjustment shall be made for buildings which are only partially completed on the date such property taxes become a lien.

     If any Property Taxes (including any assessments which may be evidenced by improvement or other bonds) due hereunder may be paid in annual installments, only the amount of such annual installment (with an appropriate proration for any partial year) and statutory interest (if any) shall be included in the Computation of annual Property Taxes.

          b. The term "Property Taxes" shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment or tax imposed by any taxing authority against or relating to the Premises or the Shopping Center; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Premises or the Shopping Center or against Landlord's business of leasing space in the Shopping Center; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises or the Shopping Center by or through any governmental agency; (iv) any tax imposed upon this transaction and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Property Taxes" do not, however, include (1) Landlord's federal or state income, franchise, inheritance or estate taxes, or (2) except as otherwise provided below, any tax imposed based upon a change in ownership of the Premises or the Shopping Center. Notwithstanding the preceding

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

sentence, "Property Taxes" shall include any tax imposed based upon a change in ownership of the Premises or the Shopping center caused by (1) the first transfer of all or part of Landlord's interest in all or part of the Premises or the Shopping Center to an unrelated third party following the Commencement Date, and (2) the first transfer of Landlord's interest in all or part of the Premises
---
or the Shopping Center to family members of the general or limited partners of Landlord or to the family members of the shareholders, officers or directors of such general or limited partners, whether by gift, devise, testamentary transfer or intestate succession, or to or from a trust for the benefit of an heir at law (or an heir at law of any such partner or shareholder, officer or director) or for the benefit of Landlord, following the Commencement Date.

     9.3 ADDITIONAL RENT. All sums of money required to be paid pursuant to the terms of this Article 9, and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not such sums are specifically designated as additional rent, shall constitute rent. All amounts required to be paid by Tenant hereunder are sometimes collectively referred to as "Rent."

     9.4 INTEREST AND LATE CHARGES. If Tenant fails to pay within five (5) business days of the date due and payable, any Rent, additional rent, or other sums due from Tenant under this Lease, the unpaid amounts shall bear interest at the rate of ten percent (10%) per annum from the date due to the date of payment.

     Tenant acknowledges that its late payment of any monthly installment of Minimum Annual Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs, and processing and accounting expenses. Therefore, if any installment of Minimum Annual Rent is not received by Landlord from Tenant by the fifth (5th) day of the month for which such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such installment. Such late charge is in addition to any interest due pursuant to the preceding paragraph of this Section
9.4 Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for its loss suffered by, such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

     9.5 PAYMENT OF RENT. All Rent and other payments due under this Lease shall be paid by Tenant to Landlord at the address set forth in Section 3.e. above or at such place as may from time to time be designated by Landlord in writing at least 10 days prior to the next ensuing payment date.

10. POSSESSION AND USE.

     10.1 PERMITTED USES AND PROHIBITED CONDUCT. Possession of the Premises shall be delivered to Tenant free and clear of all tenants and occupants and the rights of either. Tenant shall use the Premises solely for the purposes set forth in Section 3.n. (Tenant's Use Clause) and this Article 10. Tenant shall not use or permit all or any part of the Premises to be used for any other purposes. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines on the Premises, except for vending machines located inside Tenant's Building and used exclusively by Tenant's employees for on Premises consumption. Tenant shall not use or permit any person to use the Premises for conducting a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws, ordinances, regulations and requirements of the United States or the State, County and City where the Shopping Center is located, or any other lawful authority. Tenant shall, during the Term, keep the Premises in a clean condition, free of any objectionable noises, odors or nuisances, and shall comply with all health and police regulations. All trash and rubbish of Tenant shall be deposited only in receptacles provided by Tenant and no other trash receptacles shall be permitted to remain outside the Premises or Building. Landlord shall cause such receptacles to be emptied and trash removed at Tenant's expense. Tenant shall not cause or permit waste to occur in the Premises and shall not overload any floor or abuse the plumbing in the Premises.

     Tenant may not display or sell merchandise or allow carts, devices or any other objects to be stored or, to remain outside the defined exterior walls, roof or permanent doorways of the Premises. No aerials, antennae or satellite equipment shall be erected on the roof or exterior walls of the Premises or Building without first obtaining, in each instance, the written consent of Landlord, which consent shall not be unreasonably withheld. Any aerial or antenna so installed without Landlord's written consent may be removed without notice at any time, at Tenant's expense. Tenant shall not solicit or distribute materials in any manner in any of the Common Areas (including automobile parking facilities) in the event any other tenant of the Shopping Center reasonably objects.

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     10.2 INSURANCE COVERAGE USE RESTRICTIONS.  Tenant shall not do anything in or about the Premises which increases the insurance rates on the Shopping center or any part thereof or impairs the ability to maintain insurance coverage on the Shopping Center, or any part thereof. Tenant agrees to pay to Landlord promptly upon demand the amount of any increases in Landlord's insurance premiums caused by Tenant's violation of these restrictions, whether or not Landlord has consented to such act(s) by Tenant. If Tenant installs any electrical equipment in the Premises which overloads the electrical lines of the Premises, Tenant shall, at its expense, make any changes and install any fire extinguishing equipment required by Landlord's insurance underwriters or applicable fire, safety and building codes and regulations. Nothing herein contained constitutes Landlord's consent to such overloading.

     10.3 DELIVERIES. Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord. This clause shall not apply to armored vehicles.

11. UTILITIES SERVICES.

     11.1 UTILITIES INSTALLATION. Landlord agrees that to the extent provided for in Exhibit "C" hereof, it will initially bring up to the interior walls of Tenant's Premises (i) facilities for the removal of sewage and the delivery to and distribution within the Premises of water, electricity, telephone and natural gas (these facilities are collectively referred to in this Article 12 as "utilities"), and (ii) a heating, ventilation and air conditioning system (the "HVAC system"). Unless Landlord agrees otherwise, Tenant shall use only those utilities provided for under Exhibit "C" to serve the Premises. If required under Exhibit "C", a separate meter shall measure the consumption of utilities and/or the HVAC system.

     If not required to be furnished by Landlord under Exhibit "C", Tenant shall be responsible for obtaining any utilities and/or HVAC system required for Tenant's business operations in the Premises.

     11.2 UTILITIES AND HVAC SYSTEM CHARGES. Tenant shall pay for all utilities used by Tenant on the Premises from and after substantial completion of Landlord's Work in the Premises.

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Landlord, at Landlord's cost, shall cause separate meters for the Premises to be installed as part of Landlord's Work. Tenant shall pay directly to the appropriate utility company the cost of all such utilities used on the Premises.

     11.3 NO LANDLORD LIABILITY. Landlord shall not be liable in damages or otherwise for any failure or interruption of (i) any utility service being furnished to the Premises, or (ii) operation of the HVAC system, unless due to Landlord's gross negligence or willful misconduct. No such failure or interruption shall entitle Tenant to terminate this Lease or stop paying any Rent or other payments due hereunder. If such failure or interruption is caused by Landlord's gross negligence or willful misconduct and as a result thereof Tenant cannot conduct its business from the Premises, then, following 48 hours' prior notice to Landlord, Tenant shall have the right to make any necessary repairs or take any other reasonable action necessary to restore such utility service or operation of the HVAC system, without being required to comply with the provisions of Paragraph 26 hereof, and Tenant shall have the right to recover from Landlord all costs reasonably incurred by Tenant in restoring such service.

12. INDEMNITIES.

     12.1 Tenant shall indemnify and hold Landlord harmless from any and all costs, claims or liability of any kind arising out of: (a) Tenant's use and occupancy of the Premises, (b) the conduct of Tenant's business or any work, activity or other things allowed or permitted by Tenant to be done in or on the Premises; (c) any breach or default in the performance of any of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; and/or (e) any other acts or omissions of Tenant, its agents, employees, invitees, or contractors, except to the extent caused by Landlord's gross negligence or willful misconduct. Tenant shall, at Tenant's expense, and by counsel reasonably satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord from and against all costs, attorney's fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

     12.2 Landlord shall indemnify and hold harmless Tenant from any and all costs, claims or liability suffered by Tenant as a

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direct result of Landlord's gross negligence or willful misconduct in connection with the performance of its agreements and obligations under this Lease.

13. INSURANCE - WAIVER OF SUBROGATION.

     13.1 TENANT'S INSURANCE OBLIGATIONS.  Tenant shall, from and after the earlier of (a) substantial completion of Landlord's Work in the Premises, or (b) commencement of any of Tenant's Work in the Premises, and for the reminder of the Lease Term maintain, at its expense, the following types of insurance coverage, in the amounts specified and in the forms hereinafter provided for:

          (i) LIABILITY INSURANCE. Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Such policy shall be an occurrence form and shall include owner's and Contractor's Protective Liability with respect to construction of improvements by Tenant on the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be not less than $3,000,000 per occurrence. The liability insurance obtained by Tenant under this Section 13.1 (i) shall (1) be primary and non contributing; (2) contain cross-liability endorsements; and (3) insure Landlord against Tenant's performance under Article 12.1(a), (b) and (e) if the matters giving rise to the indemnity under Article 12 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

          (ii) PLATE GLASS. Insurance covering the full replacement cost of all plate glass on the Premises, including without limitation any plate glass walls. Tenant shall have the option to self-insure this risk.

          (iii) TENANT IMPROVEMENTS. Insurance covering all of the items specified as "Tenant's Work" in Exhibit "C", Tenant's leasehold improvements, alterations, additions or improvements permitted under Article 15, and Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. Such insurance shall cover not less than 100% of the full replacement cost of the foregoing from time to time during the Term, and shall provide protection against any peril included within the classification of fire, extended coverage, sprinkler leakage, vandalism, theft, malicious mischief and special extended perils (all risk), except earthquake and flood. Any policy shall

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name Landlord as loss-payee and policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease is terminated under the provisions of Article 22 hereof.

          (iv)  GENERAL INSURANCE PROVISIONS.

                a. Any insurance required to be maintained by Tenant hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

                b. A certificate of the insurer or the insurer's legal representative evidencing the existence and amount of each insurance policy required of Tenant hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter at least 30 days prior to the expiration of any such policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after 30 days' written notice to Landlord. If Tenant fails to deliver any such evidence of insurance to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance coverage, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement therefor.

                c. All insurance shall be maintained with companies holding a "General Policy Rating" of A-VIII or better, as set forth in the most current issue of "Best's Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 13.1 may not be available in the future. Tenant acknowledges that the insurance described in this Section 13.1 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests.

     13.2 LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall, in connection with its ownership and operation of the Shopping center, at all times from and after commencement of Landlord's Work in the Premises, maintain or cause to be maintained in effect policies of insurance providing protection against the following liabilities and/or risks: (a) commercial general liability insurance in an amount not less than $3,000,000 combined single limit for bodily injury and property damage, and (b) fire and extended coverage insurance (including coverage for Common Area sprinkler damage, vandalism and malicious mischief, and, if required by any lender holding a security interest in the Shopping Center or if deemed necessary by Landlord, flood and earthquake insurance) on the Shopping Center in an amount not less than the full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term. The types and coverages of insurance maintained by Landlord hereunder shall be subject to such further requirements as may be imposed by Landlord's lender. Landlord shall also have the right to maintain such additional types and coverages of insurance (including business interruption insurance) as are customary, prudent or reasonable for shopping centers similar to the Shopping Center. Landlord's obligation to carry the insurance provided for herein may be satisfied by blanket policies carried by Landlord or, maintained by one or more tenants of the Shopping Center so long as the coverage required hereunder is satisfied.

     13.3 WAIVER OF SUBROGATION. Landlord and Tenant (for themselves and their insurers) each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, against any of the parties to the REA referred to in Article 14 hereof (the "Parties") and against other tenants of the Shopping Center (provided such Parties and other tenants have waived such rights against Landlord and Tenant), on account of any loss by or damage to the waiving party or its property or the property of others under its control (including as to Tenant the Premises and its contents, and as to Landlord the other portions of the Shopping Center), to the extent such risk is covered by insurance; provided that nothing contained in the preceding sentence shall be deemed to relieve either party of its obligation to carry the insurance required of such party under this Lease. The foregoing waivers of subrogation shall be required hereunder only if (a) then available in the State where the Shopping Center is located, and (b) such waiver does not invalidate the applicable policy.

14. TITLE OF LANDLORD.

Landlord's estate in the Shopping Center and Tenant's leasehold estate in the Premises is subject to the liens or restrictions of (a) any matters or documents of record (the "Matters of Record"), including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way or any construction, operation and reciprocal easement agreement (the "REA"); and (b) the effect of any zoning laws of the City, County and State where the Shopping Center is located. Tenant agrees that (i) Tenant and all persons in possession of Tenant's leasehold estate or holding under Tenant will conform to and will not violate the terms of any REA or any other Matters of Record, and (ii) this Lease is subordinate to the REA, if any, and any amendments or modifications thereto. If the REA, if any, is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the REA upon recordation of the REA, provided Tenant has approved such REA, in the exercise of Tenant's reasonable discretion. Tenant agrees to execute and return to Landlord within 10 days after written demand therefor by Landlord, an agreement in recordable form satisfactory to Landlord subordinating this Lease to the REA. Any REA shall not prevent Tenant from using the Premises for the purposes set forth in Tenant's Use Clause.

15. TENANT'S RIGHT TO MAKE ALTERATIONS.

     15.1 PERMITTED IMPROVEMENTS. Subject to the terms of this Article 15, Tenant may from time to time after completion of Tenant's Work and at its own expense, make alterations, additions, improvements and changes (individually and collectively referred to in this Article 15 as "improvements") in and to the interior of the Premises after first giving notice to Landlord of the improvement work proposed to be done and providing Landlord with all plans for such proposed improvement work. Tenant may "not make any improvement which reduces the value of the Premises or is of a structural nature. No single improvement costing more than $2,500, and no improvements in the aggregate costing more than $10,000 may be made without first obtaining the written approval of Landlord, which approval shall not be unreasonably withheld. In addition, no improvement shall be made to any storefront, mechanical system, or exterior wall or to the roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of an existing mezzanine, unless and until the written consent and approval of Landlord is first obtained.

     No penetration into or through the roof or floor of the Premises may be made without Landlord's prior written approval of the reason for such penetration and the method by which it is to be done. If Landlord approves any such penetration, Landlord shall have the absolute right to select and supervise the contractor performing such penetration. Tenant shall be liable for any damage caused by any such penetration, whether or not so approved by Landlord.

     Tenant shall reimburse Landlord for all out-of-pocket costs incurred by Landlord (including architect's and/or engineer's fees) in approving Tenant's plans for improvements, provided such costs do not exceed $2,500.

     15.2 CONSTRUCTION REQUIREMENTS. All improvements to be made to the Premises which require the approval of Landlord shall be performed under the supervision of a competent architect or competent licensed structural engineer and shall be made in accordance with plans and specifications first approved in writing by Landlord before the commencement of work. All improvements shall be constructed in a good and workmanlike manner in accordance with all applicable laws (including any laws relating to the use of hazardous materials, such as asbestos-containing materials) and diligently completed. Before commencement of any construction, Tenant shall deliver a copy of any required building permit to Landlord and shall provide Landlord with a list of all contractors or subcontractors being used. Upon completion of such improvements, Tenant shall file a Notice of Completion for record in the office of the County Recorder where the Shopping Center is located, as required or permitted by law. Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment of all labor and materials in connection with any improvements made to the Premises. Upon expiration or earlier termination of this Lease, such improvements shall become a part of the Premises and shall
                                                                     ---
not be removed by Tenant, unless Landlord has otherwise agreed in writing. Without limiting the foregoing, Landlord hereby approves the removal by Tenant of its portable vault and all contents thereof, its exterior signage and all non-attached personal property at the end of the Lease Term, provided that Tenant shall be required to repair all damage caused thereby and to install finished wall surfaces in accordance with Landlord's specifications. In constructing such improvements, Tenant shall have the work performed in such a manner as not to obstruct access to the Premises of any other tenant in the Shopping Center.

     15.3 INSURANCE REQUIREMENT. If Tenant makes any permitted improvements to the Premises under the provisions of this Article 15, Tenant shall carry insurance covering any such improvements satisfying the requirements of Section 13.1(iii). It is expressly understood and agreed that no such improvements will be insured by Landlord under the insurance it may carry upon the Building or Shopping Center, nor shall Landlord be required to reinstall any such improvements made by Tenant under any provision of Article 22 for reconstruction of the Premises.

16. MECHANICS' LIENS.

     16.1 TENANT'S COVENANTS.   Tenant shall pay all costs for work done by or
for Tenant in the Premises (other than Landlord's Work), and Tenant shall keep the Premises, Building and Shopping Center free of all mechanics' liens and other liens on account of work done for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others f or work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant. In addition, Tenant shall keep Tenant's leasehold interest and any of those improvements to the Premises which are or become property of Landlord pursuant to this Lease free of all attachment or judgment liens.

     16.2 TENANT'S CONTEST OF LIEN. If Tenant desires to contest any claim of lien arising from work done by or for Tenant in the Premises, Tenant shall first furnish Landlord adequate security in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the Validity or existence of any such lien for any amount is entered, Tenant shall immediately pay and satisfy such judgment.

     16.3 LANDLORD'S RIGHT TO CURE. If Tenant is in default in paying any charge for which a lien claim and suit to foreclose the lien have been filed, and Tenant has not given Landlord adequate security to protect the Premises, the property therein, and the Building, Shopping Center and Landlord from liability for such claim of lien, Landlord may (but shall not be required to) pay the claim and any associated costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such payment shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the amounts so owed to Landlord with interest at the rate of ten percent (10%) per annum from the date of Landlord's payment.

     16.4 NOTICE OF LIEN. If any claim of lien is fired against the Premises or any action affecting the title to the Premises or the property therein is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

     16.5 NOTICE OF NON-RESPONSIBILITY. During construction of improvements by Tenant, Landlord or its representatives shall have the right to enter and inspect the Premises, upon reasonable advance notice to Tenant, at all reasonable times and shall have the right to post and keep posted thereon notices of non responsibility, or such other notices which Landlord deems proper for the protection of Landlord's interest in the Premises. Tenant shall, before commencing any work which might result in the filing of a lien, give Landlord written notice of its intention to so commence work in sufficient time to enable Landlord to post such notices.

17. ADVERTISING MEDIA.

Tenant shall not affix or maintain upon the glass panes or supports of the show windows (or within 24 inches of any show window), doors or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other like item(s) (collectively, "signs") without having first received the written approval of Landlord (which approval shall not be unreasonably withheld) as to the size, type, color and location of such item. Notwithstanding the foregoing, Tenant may affix advertising posters and banners upon the glass panes of the show windows of a type that are usual and customary for financial institutions so long as such materials do not constitute a nuisance and do not violate the terms of any other lease of space in the Shopping Center. Tenant shall not affix any sign to the roof of the Premises.

     Tenant shall not utilize any advertising medium which can be seen or heard outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Tenant shall not display, paint or place any bumper stickers or other advertising devices (other than handbills) on any vehicle parked in the parking area of the Shopping Center, nor shall Tenant distribute any advertising devices (other than handbills) in the Shopping Center.

     Prior to initially opening for business in the Premises Tenant, shall erect its storefront sign(s) in accordance with the provisions of the sign criteria attached hereto as Exhibit "E". Tenant shall not install, erect or maintain any sign in violation of any applicable law, ordinance or use permit of any governmental authority. Upon termination of the Lease, Tenant shall, at Tenant's sole expense, remove any and all of its signs and repair damage resulting from such removal, including patching all holes and repainting walls to match the existing color to the reasonable satisfaction of an independent architect and/or designer selected by Landlord.

     Tenant shall have the right to maintain or replace a sign upon the free standing pylon sign to be constructed by Landlord in the location shown on the Site Plan, subject to Landlord's approval of the size, materials, color, design, type and location of such sign. Landlord shall secure the approval of all governmental authorities for the pylon sign, provided it is understood that Tenant shall be responsible for obtaining approval of its sign face. It is further understood that Landlord shall have no obligation to construct such pylon sign in the event Landlord is unable to obtain governmental approval. Tenant shall share the cost of maintaining and operating such pylon sign with the other tenants represented on such pylon sign. Tenant shall also pay its pro rata share of the initial cost of the construction of the pylon sign based on its share of the sign space represented on said pylon sign. Within 10 business days after Landlord's submission of the pylon sign design to Tenant, Tenant shall notify Landlord in writing if it wishes to maintain a place on the pylon sign on the terms and conditions contained herein. If Tenant fails to notify Landlord in writing within such 10 business day period that it wishes to maintain a place on the pylon sign on the terms and conditions contained herein, Tenant shall have no further right under this Lease to maintain a sign on the pylon sign.

     Subject to obtaining the approval of all other tenants of the Shopping Center, Tenant shall have the right to construct a monument sign in a location in front of the Premises to be approved by Landlord. Tenant shall pay all of the costs of constructing and maintaining such sign to a standard consistent with the standards, of the Shopping Center. The size, materials, design, color, type and location of such sign shall be subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed.

18. FIXTURES AND PERSONAL PROPERTY.

     18.1 REMOVAL AND REPLACEMENT. All of Tenant's trade fixtures, furnishings, furniture, signs and other personal property not permanently affixed to the Premises (Collectively referred to as "Personal Property") shall be in good condition when installed in or attached to the Premises by Tenant and shall remain the property of Tenant. If Tenant is not then in default under the terms of this Lease, Tenant shall have the right to remove its Personal Property from the Premises, including without limitation, counters, shelving, showcases, mirrors and other movable Personal Property, but prior to the expiration of the Term Tenant may not remove so much of its Personal Property without immediately replacing it with comparable or better quality Personal Property, as to render the Premises unsuitable for conducting the business specified in Tenant's Use Clause. Tenant shall, at its expense, immediately repair any damage to the Premises resulting from removal of its Personal Property, and on the expiration or earlier termination of the Term shall leave the Premises in a neat and clean condition, free of debris, reasonable wear and tear and damage from casualty or condemnation (so long as Tenant assigns any and all proceeds and awards payable with respect thereto to Landlord) excepted.

     18.2 FIXTURES. All improvements to the Premises made by or for Tenant, excluding Tenant's Personal Property, but including mechanical systems, light fixtures, floor coverings and partitions and all other items comprising Tenant's Work pursuant to Exhibit "C" (collectively referred to as "Fixtures"), shall become the property of Landlord upon expiration or earlier termination of this Lease, unless Landlord has otherwise agreed in writing.

     18.3 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operations, merchandise, trade fixtures and/or Personal Property. If any such items of property are assessed with any other property owned or controlled by Landlord and relating to the Shopping Center, Tenant shall pay Landlord the taxes attributable to Tenant's personal property within 15 days after Tenant's receipt of a written statement from Landlord setting forth such personal property taxes. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding on Landlord and Tenant, absent manifest error.
No taxes, assessments, fees or charges referred to and billed to Tenant under this paragraph shall be considered to be taxes under the provisions of Section
9.2 hereof.

19. ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP.

     19.1 ONE YEAR PROHIBITION AGAINST TRANSFER. Landlord and Tenant acknowledge that the Shopping Center is an interdependent enterprise and that each party's realization of the benefits of this Lease depends upon Tenant's creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further acknowledge that the character and quality of Tenant's operation, and of the Shopping Center, will be enhanced by Tenant's use of its best efforts, for a reasonable period of time, to establish a successful business and business image. Landlord and Tenant further agree that one year is a reasonable period of time to attempt to achieve this goal. Accordingly, Tenant agrees that for a period of one year from the date Tenant initially opens to the public for business in the Premises (the "Occupancy Period"), Tenant shall not, and shall not have the power to, transfer or assign this Lease, sublet the Premises, enter into license or concession agreements, or change ownership (such transactions are hereinafter individually and collectively referred to as a "Transfer"), without first procuring the written consent of Landlord, which may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, a merger, stock sale or other corporate reorganization of Tenant shall not constitute a "Transfer" for purposes of this Paragraph 19.1 only. After the expiration of the Occupancy Period, Landlord's consent to any Transfer shall not be unreasonably withheld, subject to the terms, covenants and conditions contained below.

     19.2 RESTRICTIONS ON TRANSFER. If after expiration of the Occupancy Period Tenant desires to effect a Transfer to anyone (a "Transferee") other than a successor, subsidiary, affiliated or controlling corporation of Tenant (an "Affiliate"), Tenant shall give written notice ("Transfer Notice") to Landlord at least 30 days before the effective date of any such proposed Transfer. The Transfer Notice shall state (a) whether Tenant proposes to assign the Lease, sublet the Premises, enter into a license or concession agreement or change ownership, (b) the proposed effective date of the Transfer, (c) the identity of the proposed Transferee, (d) all other material terms of the proposed Transfer, and (e) in detail the type of business operation the proposed Transferee intends to conduct on the Premises. The Transfer Notice shall be accompanied by a copy of the proposed agreement documenting the Transfer, or if none, a copy of any offers, draft agreements, letters of commitment or intent and other documents pertaining to the proposed Transfer. In addition, the Transfer Notice shall be accompanied by the proposed Transferee's income statements and balance sheets covering the preceding 36-month period, and each shall be certified as accurate by the Transferee. Landlord may, at any time within 30 days after its receipt of Transfer Notice, grant or withhold consent to such proposed Transfer (which consent shall not be unreasonably withheld under thee business judgment standards set forth in Section 19.3 below) by mailing written notice to Tenant of its decision ("Decision Notice"). If Landlord consents to the proposed Transfer, Tenant may thereafter promptly effect a Transfer in accordance with the terms of Tenant's Transfer Notice.

     If Landlord consents to the proposed Transfer and Tenant does not consummate the proposed Transfer within 30 days after receipt of the Decision Notice, the provisions of the first paragraph of this Section 19.2 shall again apply.

     19.3 GROUNDS FOR WITHHOLDING CONSENT. Landlord may withhold consent to a proposed Transfer if, in Landlord's reasonable business judgment, any of the following is the case: (i) the proposed Transfer may result in deterioration in the quality of operation conducted in the Premises, as compared to the operation, conducted by Tenant prior to the date of Transfer Notice; (ii) the proposed Transferee lacks a good business reputation or sufficient relevant business experience in Landlord's reasonable judgment; (iii) the financial worth of the proposed Transferee as of the date of the Transfer Notice is (x) less than the financial worth of Tenant as of the date of this Lease, if the date of the Transfer Notice is during the original term of this Lease, or (y) less than $5,000,000 (as adjusted for changes in the Consumer Price Index, Los Angeles/Anaheim/Riverside area, All Urban Wage Earners), if the date of the Transfer Notice is during an option period; (iv) the proposed Transferee's proposed use of the Premises conflicts with Tenant's Use Clause and/or Article 10; or (vi) the proposed Transfer would breach any covenant of Landlord respecting restrictions, use or exclusivity rights in any other lease, or any financing or other agreement relating to the Shopping Center. Any attempted or purported Transfer without Landlord's written consent shall be void and of no force or effect.

     19.4 NO RELEASE FROM LIABILITY. No Transfer, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of Tenant's obligations under this Lease, if any, from its covenants and obligations hereunder during the Term. Tenant shall, promptly upon demand, reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested Transfer, up to $2,500.

     19.5 TRANSFEREE'S OBLIGATIONS. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form reasonably satisfactory to Landlord, and executed by Tenant and the Transferee. Each such Transferee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be performed, kept or satisfied by Tenant, including the obligation to pay to Landlord all amounts coming due under this Lease. One fully executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord's prior consent or otherwise comply with the provisions of this
Article 19 shall prevent any Transfer from becoming effective.

     19.6 DIVISION OF PROFIT BETWEEN LANDLORD AND TENANT. Any sums or other economic consideration received by Tenant as a result of a Transfer, however denominated, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the unamortized value of leasehold improvements to the Premises paid for by Tenant prior to the date of Transfer Notice, depreciated on a straight-line basis over the Term, plus (iii) any real estate brokerage commissions or fees payable by Tenant in connection with such Transfer, plus (iv) costs of renovation or construction of improvements to the Premises for the benefit of the Transferee required to be paid for by Tenant as a part of the Transfer, shall be divided equally between Landlord and Tenant. Landlord's share of such profit shall be paid to Landlord promptly following its receipt, as additional rent under this Lease. Such payments shall not affect or reduce any other obligations of Tenant hereunder.

     19.7 FURTHER RESTRICTIONS. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), mortgage or hypothecate this Lease or any interest herein. Tenant shall not permit the Premises to be used by any party other than Tenant or a permitted Transferee. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, constitute an uncurable default under this Lease. For purposes of this Article 19, if Tenant is a partnership, any withdrawals or change(s) of partners cumulatively owning a 50% or more interest in the partnership, or if Tenant is a corporation, any transfer(s) cumulating 50% or more of its stock, shall constitute a voluntary Transfer and shall be subject to the provisions hereof. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

20. TENANT'S CONDUCT OF BUSINESS.

     20.1 TENANT'S OPERATING COVENANTS. Tenant agrees that from and after its initial opening for business it shall, subject to the provisions of Section 22.5 hereof, operate and conduct its business in the Premises during normal and usual banking hours. Tenant shall at all times keep Premises in a neat, clean and orderly condition.

     20.2 Tenant recognizes that it is in the interests of both Tenant and Landlord to regulate the minimum hours of business for all tenants of the Shopping Center and Tenant agrees that commencing with its opening for business in the Premises and for the remainder of the Term, it shall continuously open for business during normal and usual banking hours.

21. REPAIR AND MAINTENANCE OF THE PREMISES.

     21.1 TENANT'S OBLIGATIONS. Tenant shall, at its expense and at all times from and after substantial completion of the Premises, repair, replace and maintain in good and tenantable condition, the Premises and every part thereof (except portions of the Premises to be maintained by Landlord under Section 21.2), including without limitation, the utility meters, pipes and conduits serving the interior of the Premises all fixtures, the storefront, plate glass, all signs, locks and closing devices, all window sashes, casements or frames, doors and door frames, security grilles or similar enclosures, floor coverings, including carpeting, terrazzo or other special flooring, all other equipment installed in the Premises, and all such items of repair, maintenance, alteration and improvement or reconstruction to the Premises as may at any time or from time to time be required by any governmental agency having jurisdiction thereof. All exterior and interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality.

     Tenant shall, at Tenant's expense, contract with a qualified service company for the monthly maintenance of the HVAC system serving the Premises.

     Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and repair, but Tenant shall not be responsible for ordinary wear and tear to the Premises, damage due to insured casualty losses covered by Article 22 or for any items of repair which are Landlord's obligation under Section 21.2.

     21.2 LANDLORD'S OBLIGATIONS. Subject to Sections 21.1 and 24.2, Landlord shall, at the sole expense of Landlord, repair and maintain in good and tenantable condition the roof, exterior walls, building systems (except as otherwise provided in Paragraph 21.1 above) structural parts of the Premises (including the foundation and structural floor) serving the Premises. Subject to Section 24.2, no expenses incurred by Landlord in performing its obligations under this Section 21.2 shall be included as Rent under this Lease.

     Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for the cost of general maintenance and repairs to the HVAC system serving the Premises, and Tenant shall be responsible at its expense for making any repairs necessitated by reason of the negligence of Tenant, or by reason of the failure of Tenant to perform or observe any of its obligations under this

Lease or by reason of alterations, additions, or improvements to the Premises made by tenant. Notwithstanding the foregoing, Landlord shall have the right (but shall not be required) to make such repairs so necessitated by Tenant. If Landlord elects to make such repairs on Tenant's behalf, Tenant shall pay to Landlord any such costs incurred by Landlord promptly following receipt of a bill therefor. Landlord shall assign to Tenant for Tenant's benefit during the Term of this Lease all manufacturers' warranties relating to the HVAC system.

     It is understood and agreed that Landlord is under no obligation to make any repairs, alterations, replacements or improvements to the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly set forth in this Lease.

     Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs required of Landlord hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete those repairs within a reasonable period of time following receipt of Tenant's notice.

     21.3 TENANT'S FAILURE TO MAINTAIN PREMISES. If Tenant fails to repair or maintain the Premises, or any part thereof, as required by this Lease, Landlord shall have the right (in addition to all other rights and remedies provided herein for breach of this Lease), upon giving Tenant reasonable written notice of its election to do so (and reasonable opportunity to cure), to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid to Landlord by Tenant promptly following receipt of a bill therefor.

     21.4 LANDLORD'S RIGHT OF ENTRY. Landlord or its authorized representatives, upon reasonable prior notice to Tenant may enter the Premises at reasonable times during business hours to inspect the Premises, make repairs to the Premises authorized hereunder or perform any work therein (i) needed to comply with any laws, ordinances, rules or regulations of any public authority or the insurance services office or any similar body, (ii) that Landlord deems necessary to prevent waste or deterioration in or to the Premises if Tenant fails to make repairs or perform required work promptly after receipt of written demand from Landlord, or (iii) that Landlord deems necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Shopping Center. During such entry by Landlord and its authorized representatives, Landlord and its authorized representatives shall comply with Tenant's security requirements and shall at all times be accompanied by Tenant. Nothing herein implies any duty of Landlord to do any such work which, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do such work. No exercise by Landlord of any rights hereunder shall entitle Tenant to any compensation, damages or abatement of Rent for any injury or inconvenience occasioned by such exercise, unless caused by Landlord's gross negligence or willful misconduct. If Landlord makes or performs any repairs provided for in (i) or (ii) above, Tenant shall pay the cost thereof to Landlord as additional rent promptly upon receipt of bill therefor.

22. CASUALTY DAMAGE AND RECONSTRUCTION.

     22.1 INSURED CASUALTY. If the Premises are damaged by fire or other perils covered by Landlord's fire and extended coverage insurance, then within 45 days after the insurer's and Landlord's written approval of the insurer's proposed insurance payment, Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete such repairs, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, if there is partial or total destruction of the Premises during the last three (3) years of the Term, Landlord and Tenant shall each have the option to terminate this Lease by written notice to the other given 30 days after such destruction; provided, however, Tenant may negate Landlord's election to terminate this Lease under this paragraph by notifying Landlord in writing within 30 days thereafter that Tenant agrees to extend the term of the Lease for an additional five (5) years following the scheduled expiration of the Term, on the same terms and conditions as would be in effect during the last year of the Term except that the initial Minimum Annual Rent for the first year of the extension term shall be the Fair Rental Value of the Premises, as determined in accordance with Paragraph 2 of the Addendum, and such Minimum Annual Rent shall increase three percent (3%) per year at the beginning of the second and each subsequent year of such extension term. If Tenant so elects, Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete same. During the period of reconstruction or repair by Landlord, Tenant shall have the right to operate its business from a trailer situated at a place in the Common Area to be designated by Landlord so long as such operation does not violate the terms of applicable law or the terms of any other lease of space in the Shopping Center. Notwithstanding anything to the contrary contained in Section 22.2, the provisions of this Section 22.1 shall also apply in the event of a casualty due to earthquake if (a) Tenant maintains earthquake insurance for such risk and Landlord receives and approves the insurer's insurance payment, and (b) Landlord determines, in its reasonable discretion, that it is economically feasible for Landlord to repair or reconstruct the Shopping Center.

     22.2 UNINSURED CASUALTY. If the Premises are damaged by act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance (including flood or earthquake damage if not covered under insurance maintained by Landlord) and the cost of repairing or restoring the Premises exceeds Twenty Five Thousand Dollars ($25,000), Landlord may following the date of such damage, either (a) commence repair, reconstruction or restoration of the Premises and diligently complete it, in which event this Lease shall continue in full force and effect, or (b) elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of destruction. In either such event Landlord shall give Tenant written notice of its election hereunder within 90 days. If Landlord elects to reconstruct the Premises, Tenant shall have the right to operate its business from a trailer situated at a place in the Common Area to be designated by Landlord so long as such operation does not violate applicable law or the terms of any other lease of space in, the Shopping Center.

     22.3 RECONSTRUCTION RESPONSIBILITIES. Any reconstruction of the Premises under this Article 22 shall conform to the provisions of Exhibit "C" and shall cover all work set forth therein as "Landlord's Work" and "Tenant's Work". Landlord shall reconstruct the Premises only to the extent of Landlord's Work. Tenant, at its expense, shall reconstruct all items set forth as Tenant's Work, and shall replace its merchandise, trade fixtures, furniture, furnishings and equipment. Tenant shall commence reconstruction of Tenant's Work promptly upon delivery to it of possession of the Premises by Landlord with Landlord's Work substantially completed and shall diligently complete Tenant's Work, replace its merchandise, trade fixtures, furniture, furnishings and equipment, and resume normal business operations in the Premises.

     22.4 RELEASE FROM LIABILITY. Upon any termination of this Lease under any of the provisions of this Article 22, each party shall be released from further obligations to the other party under this Lease, except for any obligations which have previously accrued. In the event of termination of this Lease, all proceeds from Tenant's fire and extended coverage insurance under Section 13.1 covering the items set forth as "Tenant's Work" in Exhibit "C" and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, furnishings, furniture, merchandise, signs and other personal property, shall be paid to Landlord.

     22.5 ABATEMENT OF RENT. In the event of reconstruction of the Premises under this Article 22, the Minimum Annual Rent otherwise payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired. Such abatement shall commence on the date of destruction and continue during any period of reconstruction and replacement provided for in Section 22.3. Tenant shall continue to operate its business on the Premises during any such abatement period to the extent practical as a matter of prudent business management, and the obligation of Tenant to pay Rent hereunder shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Building, Shopping Center or Tenant's personal property, or for any inconvenience or annoyance suffered by reason of damage or destruction thereto, or the reconstruction or replacement thereof, unless caused by Landlord's gross negligence or willful misconduct.

     22.6 WAIVER OF STATUTORY RIGHTS OF TERMINATION. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises, Building or Shopping Center which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

23. EMINENT DOMAIN.

     23.1 TAKINGS RESULTING IN TERMINATION. If the entire Premises is appropriated or taken (a "taking") under the power of eminent domain by any public or quasi-public authority (an "authority"), this Lease shall terminate as of the date of such taking.

     If 25% or more of the Floor Area of the Premises is taken under the power of eminent domain by any authority, or if such taking renders the Premises unusable as a bank, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so taken. Landlord shall promptly give Tenant notice in writing of any taking after learning of it.

     If this Lease is terminated as provided in this Section 23.1 Landlord and Tenant shall each be released from any further obligations to the other party under this Lease, except for any obligations which have previously accrued.

     23.2 TAKINGS NOT RESULTING IN TERMINATION. If both Landlord and Tenant elect not to exercise any right granted hereunder to terminate this Lease in connection with a taking, or the Lease is not terminable in connection with a taking, Tenant shall continue to occupy that portion of the Premises which was not taken, and (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such taking; and (b) the Minimum Annual Rental provided for in Section 3.f. and Article 9 shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

     23.3 AWARD. If this Lease is terminated under Section 23.1, or modified under Section 23.2, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises. The Rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Rent or other charges paid in advance. Notwithstanding the foregoing and provided Tenant's award does not reduce Landlord's award, Tenant's right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section 23.3.

     23.4 TRANSFER UNDER THREAT OF TAKING. For the purposes of this Article 23, a voluntary sale or conveyance under threat of and in lieu of condemnation shall be deemed a taking under the power of eminent domain.

24. COMMON AREAS.

     24.1 USE OF COMMON AREAS. Tenant and its employees and invitees, except as otherwise specifically provided in this Lease or the Shopping Center rules and regulations or as otherwise designated from time to time by Landlord, are authorized to use the Common Areas in common with other persons during the Term. Landlord agrees that the Common Areas shall be initially constructed on the areas generally shown on Exhibit "A," and, subject to the preceding sentence, shall be maintained and operated at all times following completion thereof for the benefit and/or use of the customers and patrons of Tenant and of other tenants, owners and occupants of the Shopping Center. The original construction and installation of the Common Areas shall be at Landlord's expense.

     24.2 LANDLORD'S MAINTENANCE RESPONSIBILITIES; COMMON AREA COSTS. Landlord shall keep the Common Areas and Shopping Center neat, clean and orderly, property lighted and landscaped, and shall repair any damage to Common Area and Shopping Center facilities, unless caused by Tenant's negligence or intentional acts. Notwithstanding the foregoing, all expenses incurred by Landlord in connection with the operation, repair, cleaning and maintenance of the Common Areas and the Shopping Center ("Common Area Costs") shall be charged and prorated in the manner set forth in this Article 24.

     Common Area Costs shall include, without limitation., all sums expended in connection with the Common Areas and Shopping Center for: general maintenance and repairs; resurfacing; painting (including graffiti removal); re-striping; cleaning; trash removal; snow and ice removal; sweeping and janitorial services; lighting, and other utility expenses; maintenance, repair, cleaning and replacement of public toilets, music program equipment and loudspeakers, sidewalks, stairways, curbs, Shopping Center signs, sprinkler systems, planting and landscaping, floors, walls, ceilings, roofs, skylights, windows, directional signs, markers and bumpers, fire protection systems and equipment (including fire sprinklers), security systems, lighting systems and fixtures (including replacement of tubes and bulbs), storm drainage systems, plumbing, electrical, and other utility systems which do not exclusively serve the interior of tenants' premises, and all mechanical equipment (including automatic door openers, escalators and elevators); personnel to implement the foregoing services, including, if Landlord deems necessary, the cost of security guards; all on-site costs and personnel expenses of Landlord incurred to manage the Shopping Center (which may be contracted for with third parties) but excluding time spent managing other property owned or leased by Landlord; all Property Taxes on the improvements and land comprising the Common Areas and Shopping Center or any personalty in use on the Common Areas or shopping Center; any sums paid to third parties for the purpose of seeking reduction of Property Taxes; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas or Shopping Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and premiums for adequate comprehensive general liability and property damage insurance covering Landlord's ownership and operation of the Common Areas and Shopping Center, including without limitation, fire and extended coverage insurance on the Common Areas and the Shopping

Center (which may include earthquake and flood damage endorsements) and vandalism and plate glass insurance covering the Common Areas and Shopping Center. In addition, Common Area Costs shall include a sum to be payable to Landlord for supervision of the Common Areas and for accounting, bookkeeping and collection of Common Area Costs, in an amount equal to 10% of the total of all of the foregoing Common Area Costs incurred in each calendar year. Landlord may have any or all services and management performed in connection with the Common Areas and Shopping Center provided by an independent contractor(s). In the event Food 4 Less exercises its option to provide security for its control area, the pro-rata share for determining Tenant's share of security is to be based on the Shopping Center containing approximately 42,198 square feet of Floor Area.

     If Landlord acquires, constructs or makes available for Common Area purposes land or improvements not shown as part of the Shopping Center on Exhibit "A", then Common Areas Costs shall also include all of the expenses itemized above incurred and paid in connection with such additional land or improvements.

     24.3 METHOD OF PAYMENT.

          (i) From and after the date Rent has commenced, and thereafter during the Term, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's Proportionate Share of Common Area Costs for the period covered by such estimate. This estimated monthly charge may be adjusted by Landlord at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated Common Area Costs.

          (ii) Within 60 days following the end of each calendar year (or as soon thereafter as possible), Landlord shall furnish Tenant with a statement showing the actual total of Common Area Costs for the preceding year, the actual amount of Tenant's Proportionate Share of Common Area Costs for that year and the payments made by Tenant for that year under subparagraph (i) above. If Tenant's Proportionate Share of Common Area Costs exceeds the, estimated payments made by Tenant under subparagraph (i) above, Tenant shall pay Landlord the deficiency within 30 days after receipt of such statement. If Tenant's estimated payments exceed Tenant's Proportionate Share of Common Area Costs, Tenant may offset the excess against payments thereafter coming due under subparagraph (i) above or receive a refund following the expiration of the Term. There shall be an appropriate adjustment of Tenant's Proportionate Share of Common Area Costs as of the commencement of

Rent and expiration of the Term. Landlord's and Tenant's obligations hereunder shall survive expiration of the Term.

     Tenant's failure to pay any sums due hereunder shall constitute a default under this Lease equivalent to a failure to pay Minimum Annual Rent when due.

     Tenant shall have the right to audit the Common Area costs and the Property Taxes and Tenant's Proportionate Share of Common Area Costs for a period of one
(1) year after the year to which such Common Area Costs and Property Taxes relate. Upon Tenant's request and at Tenant's expense, Landlord shall provide Tenant with copies of all books, supporting documents and other information reasonably requested by Tenant to assist Tenant in its audit. The costs and expenses of any audit shall be borne by Tenant, unless the audit shows a discrepancy of at least three percent (3%) of Common Area Costs (inclusive of Property Taxes) stated by Landlord, in which case Landlord shall reimburse Tenant for all of the costs and expenses of the audit. If requested by Tenant, Landlord shall provide adequate work space within Landlord's offices for Tenant's authorized representatives to review such books, supporting documents and other information.

     24.4 CONTROL OF COMMON AREAS. Landlord shall have the right at all times to determine the nature and extent of the Common Areas and to make changes from time to time which in Landlord's opinion are desirable and in the best interests of all persons using the Common Areas. Landlord's rights hereunder include without limitation, the right to install, remove, relocate and change driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, prohibited areas, landscaped areas, utilities and all facilities of the foregoing, provided Landlord does not materially change the size or location of the Premises or the principal means of ingress to or egress from the Premises or reduce the parking space availability below the City of Los Angeles' requirements.

     Landlord shall have exclusive control of the Common Areas, and may, without limitation, lease space within the Common Areas to tenants for the sale of merchandise or services, and permit advertising displays, educational displays and entertainment in the Common Areas: provided, however, none of the foregoing shall materially adversely affect the visibility or accessibility of the Premises. Landlord may at any time and from time to time during the Term exclude and restrain any person from use or occupancy of the Common Areas, except for bona fide employees, customers, patrons and service suppliers of Tenant and other tenants and occupants of the Shopping Center who use the Common Areas in accordance with the rules and regulations then established by Landlord. The rights of Tenant under this Article 25 shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners and occupants of the Shopping Center to use the Common Areas in common with Tenant. Tenant shall not create or permit any obstructions in the Common Areas and shall permit its customers, patrons and service suppliers to use the Common Areas only for normal parking and ingress and egress to and from the Building occupied by Tenant.

     24.5 RULES AND REGULATIONS. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable and nondiscriminatory rules and regulations (including the exclusion of employees parking from common Areas from November 15 through and including January 4 of each year) as Landlord may deem necessary or advisable for the proper and efficient operation and maintenance of the Common Areas and Shopping Center. The rules and regulations may including without limitation, the hours during which the Common Areas, including any enclosed mall, shall be open for use.

     24.6 EMPLOYEE PARKING. Landlord shall at all times have the right to designate a particular parking area to be used by employees of Tenant and other occupants of the Shopping Center and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord from time to time with an accurate current list of its employees' automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 5 days after any change in the accuracy of the list. If Tenant or its employees fail to park their cars in designated parking areas, Landlord may charge Tenant $25.00 per day per car for each such violation after notice to Tenant and shall have the right to have any such car towed away. All amounts due under the provisions of this Section 24.6 shall be payable by Tenant within 10 days after demand by Landlord. Subject to Section 24.5 above, Tenant shall be entitled to ten (10) single parking spaces for its employees, at no cost, for the term of the Lease and options, if exercised.

25. DEFAULTS BY TENANT.

     25.1 EVENTS OF DEFAULT. Each of the following shall constitute a material default and breach under this Lease:

          a. If Tenant is at any time in default of its obligation to pay any Rent or other charges, and such default continues for more than 10 days after written notice of such default;

          b. If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than 30 days after written notice specifying the particulars of such default or if such default is not capable of cure within 30 days, Tenant fails to commence such cure within 30 days and thereafter diligently prosecute such cure to completion.

          c. If Tenant vacates or abandons the Premises or otherwise fails to occupy and operate the Premises in accordance with Article 21;

          d. (i) If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within sixty
(60) days; or (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty
(60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee or receiver is appointed to take possession of Tenant's assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder; or

          e. If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     25.2 REMEDIES UPON BREACH OF LEASE. On the occurrence of any breach of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting

Landlord in the exercise of any right or remedy which Landlord may have:

          a. Terminate Tenant's right to possession of the Premises and reenter the Premises by any lawful means, in which case this Lease shall terminate. In such case Tenant shall immediately surrender possession of the Premises to Landlord; or

          b. Maintain Tenant's right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due and Landlord shall have the right to occupy or re-let the whole or any part of the Premises for the account of Tenant; or

          c. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Shopping Center is located.

     If Landlord reenters the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges that are due or thereafter accruing, or Tenant's liability for damages under any of the provisions hereof. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have in addition to its rights under Section 25.4 hereof, the right, but not the obligation, to remove from the Premises any personal property located therein and to place it in storage at a public warehouse at the expense and risk of Tenant.

     Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate in accordance with applicable law on the occurrence of any act which affirms Landlord's intention to terminate this Lease as provided in
Section 25.2, including the filing of unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees, incurred by Landlord in connection with the filing, commencement, pursuing or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Minimum Annual Rent and other Rent payable hereunder shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

     It is understood and agreed that this Lease is a lease of real property in a shopping center within the meaning of 11 U.S.C. Section 365(b)(3) of the Bankruptcy Code.

     25.3 LANDLORD'S DAMAGES. If Landlord elects to terminate this Lease and Tenant's right to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages, all of the following:

          (i) The worth at the time of award of any unpaid Rent and other charges which has been earned at the time at such termination; plus

          (ii) The worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves Landlord could have reasonably avoided; plus

          (iii) The worth at the time of award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises, after such default,
(b) recovering possession of the Premises, including reasonable attorneys' fees therefor, (c) expenses of re-letting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys' fees incurred, and customary leasing commissions incurred; plus

          (v) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is located.

     As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest on unpaid amounts at the rate of 10% per annum. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Shopping Center in effect at the time of award, plus 1%.

     For purposes of this Article 25, all Rent other than Minimum Annual Rent, shall, for purposes of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount of Rent payable by Tenant during the immediately preceding 36 month period, except that if it becomes necessary to compute such rental before such 36 months of the Term has expired, then such Rent shall be computed on the basis of the average monthly amount of Rent payable during such shorter period.

     The rights and remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs.

     25.4 NO WAIVER. The waiver by Landlord of any breach by Tenant of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition, of any subsequent breach thereof, or of any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by, Landlord unless such waiver is in writing and signed by Landlord.

26. DEFAULTS BY LANDLORD.

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period and thereafter diligently prosecute such cure to completion), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Shopping Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord's Officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Shopping Center.

     Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of Rent or any other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease. Tenant shall have the right to offset the amount of any money judgment obtained by Tenant against Landlord resulting from a default by Landlord under this Lease against payment of the minimum Annual Rent.

     Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Shopping Center whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. Subject to the provisions of Paragraph 11.3 above, Tenant agrees that if Landlord fails to cure such default within the time provided for in this Lease, Tenant shall provide any such mortgagee or beneficiary with notice of such failure and such mortgagee or beneficiary shall have an additional 30 days following receipt of such notice to cure such default; provided that if such default cannot reasonably be cured within that additional 30 day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances. If neither Landlord nor any such mortgagee or beneficiary cures such default within the time periods provided above, then Tenant shall have the right to cure the default and recover the cost thereof, with interest thereon at the rate of ten percent (10%) per annum, as provided in this Article 26.

27. ATTORNEYS' FEES.

If at any time after the date hereof either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the losing party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys' fees and all costs and disbursements incurred, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the winning party.

28. SUBORDINATION - ATTORNMENT.

     28.1 SUBORDINATION. Within 10 days after receipt of a written request from Landlord any first mortgagee or first deed of trust trustee or beneficiary of Landlord (collectively, "Lender"), or any lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage or deed of trust (including all future advances made thereunder subsequent to the effective date of this Lease), the interest of any lease in which Landlord is the lessee, or any REA that may burden the Premises, Building, Shopping Center, the underlying real property or any future improvements made to the underlying real property, provided such Lender or ground lessor delivers to Tenant a reasonably satisfactory nondisturbance and attornment agreement. In addition, as a condition to Tenant's obligations under this Lease, Landlord shall deliver to Tenant within 30 days following execution of this Lease, a reasonably satisfactory nondisturbance and attornment agreement from any existing lenders and ground lessors.

     28.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, then Tenant shall upon request, attorn to such transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided such transferee or successor accepts the Premises subject to this Lease.

     28.3 ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than 10 business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement substantially in the form of Exhibit "D" certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, if any; (iii) the Commencement Date and expiration date of the Lease Term, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and,(v) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenant's failure to deliver such statement within the time required shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one month's Rent has been paid in advance.

29. QUIET POSSESSION.

Landlord agrees that Tenant, upon paying the Rent and timely performing its obligations under this Lease, may quietly have, hold and enjoy the Premises during the Term or any extension thereof; subject, however, to any rights of entry specifically granted to Landlord hereunder, any REA of which Tenant has been provided a copy or to which Tenant consents, and any mortgages, deeds of trust, ground or underlying leases, agreements, encumbrances and/or other Matters of Record to which this Lease is subordinate.

30. CAPTIONS; JOINT AND SEVERAL LIABILITY.

     30.1 CAPTIONS. The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     30.2 JOINT AND SEVERAL LIABILITY. If two or more persons or entities execute this Lease as Landlord or Tenant then such persons or entities shall be jointly and severally liable for compliance with and performance of all the terms, covenants and provisions of this Lease.

31. NOTICES.

Whenever this Lease requires or permits notice or demand to be given by either party to the other, such notice or demand shall be in writing and given or served either personally or in writing forwarded by certified mail, return receipt requested, addressed to the parties at the addresses specified in Section 3.d. hereof. Either party may change such address by written notice to the other as herein provided.

32. OBLIGATIONS OF SUCCESSORS.

Except as otherwise provided herein, all of the provisions of this Lease shall bind and fit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

33. CONSENT OF LANDLORD AND TENANT.

Wherever in this Lease consent or approval is required from either party to any action by the other, such consent or approval shall be given in writing and shall not be unreasonably withheld, unless otherwise expressly permitted in this Lease. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is dependent on Landlord obtaining the consent of any other person, agency or authority having the right to withhold its consent pursuant to any agreement or law and such person, agency or authority does withhold its consent.

     If Landlord or Tenant unreasonably fails to give any such consent, the other party shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless such consent is withheld maliciously or in bad faith.

34. MISCELLANEOUS.

     34.1 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or anyone else.

     34.2 SEPARABILITY. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     34.3 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. If Tenant is a partnership, within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership, certificate of limited partnership or other evidence of partnership satisfactory to Landlord.

     34.4 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments hereto, are the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease.

     There are no other representations, covenants or warranties between the parties and any reliance on representations of a party is based solely upon the express representations, covenants and warranties contained in this Lease. In construing this Lease, the parties agree that there shall be no presumption, canon of construction or implication favoring the position of either Landlord or Tenant.

     34.5 GOVERNING LAW.   The laws of the state where the Shopping Center is
located shall govern the validity of performance and enforcement of this Lease.

     34.6 WAIVER OF CONSENT LIMITATIONS. A waiver of any breach or default under the Lease shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

     34.7 FORCE MAJEURE. The occurrence of any of the following events shall excuse performance of such obligation of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental prohibitions or restrictions; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform (collectively, "Force Majeure"). Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Minimum Annual Rent and additional rent (unless the provisions of Articles 22 or 23 apply) or excuse such obligations as this Lease may nevertheless otherwise impose on the party to obey, remedy or avoid, despite such event.

     34.8 WAIVER OF REDEMPTION RIGHTS. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted from or dispossessed of the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

     34.9 AMENDMENTS. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties in the same manner as the Lease itself.

     34.10 DEFINITION OF LANDLORD. As used in this Lease, the term "Landlord" means only the current owner of the fee title to the Shopping Center or the leasehold estate under a ground lease of the Shopping Center at the time in question, as appropriate. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Shopping Center is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided the new owner expressly assumes in writing all future obligations of Landlord under this Lease.

     34.11 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Shopping Center. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

35. BROKERS.

     Landlord and Tenant represent and warrant to each other that the Broker named in Section 3.a of this Lease is the only agent, broker, finder or other party with whom either party has dealt who is or may be entitled to any commission or fee with respect to this Lease. Landlord agrees to pay the commission payable to the Broker named in Section 3.a. pursuant to the terms of a separate agreement entered into by and between Landlord and Broker.

36. COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement.

LANDLORD AND TENANT have signed this Lease on the dates set forth below.

Date: September 22, 1995                 Date: September 22, 1995

Landlord:                                Tenant:

Panorama Towne Center L.P.,              Pan American Bank of San
a California Limited                     Mateo, FSB, a Federally
Partnership                              Chartered Savings Bank


By:  Panorama Towne Center, Inc.         By: /s/ LAWRENCE J. GRILL
                                            ---------------------------
     a California corporation,           Lawrence J. Grill,
     its General Partner                 President


By: /s/ [SIGNATURE ILLEGIBLE]            By: /s/ [SIGNATURE ILLEGIBLE]
   ---------------------------              ---------------------------
     Its:                                     Its: CFO
         ---------------------                    ---------------------

By:
   ---------------------------
     Its:
         ---------------------

ADDENDUM TO SHOPPING CENTER LEASE BETWEEN PANORAMA TOWNE CENTER, A CALIFORNIA LIMITED PARTNERSHIP ("LANDLORD") AND PAN AMERICAN BANK OF SAN MATEO, FSB ("TENANT") DATED _______________, 1995.


1. MINIMUM ANNUAL RENT: The Minimum Annual Rent for the Term of the Lease shall be:

MONTHS                       MONTHLY      ANNUALLY
-------------------------   ----------   -----------

Months 1 through 36          $7,022.00   $ 84,264.00

Months 37 through 60         $7,549.00   $ 90,588.00

Months 61 through 72         $8,115.00   $ 97,380.00

Months 73 through 84         $8,358.00   $100,296.00

Months 85 through 96         $8,609.00   $103,308.00

Months 97 through 108        $8,867.00   $106,404.00

Months 109 through 120       $9,133.00   $109,596.00

2.   TERM:  Options and Option Rent -

In addition to the Term as set forth above, and provided Tenant is not in default of any provisions of the Lease, Tenant shall have three (3) five-year options to extend the Term, as follows:

     a.   Tenant shall provide not less than six (6) months nor more than twelve
          (12) months written notice to Landlord of exercise of each option to extend;

     b. The Minimum Annual Rent for the first year of the first option period, if exercised, shall be at the then Fair Rental Value, as hereinafter defined. The "Fair Rental Value" of the Premises shall be determined in the following manner.

          (i) Not later than 120 days prior to the first day of the respective option period, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Rental Value of the Premises as of such date. If Landlord and Tenant have not agreed upon the Fair Rental Value of the Premises at least

               90 days prior to the applicable date, the Fair Rental Value shall be determined by appraisal, by one or more appraisers or brokers (herein called "Appraiser(s)"), as provided below. If appraiser(s) are used, such appraiser(s) shall have at least five
               (5) years' experience in the appraisal of commercial real property in the area in which the Premises is located and shall be members of professional organizations such as MAI or equivalent. If broker(s) are used, such broker(s) shall have at least five years' experience in the sales and leasing of commercial real property in the area in which the Premises is located and shall be members of professional organizations such as the Society of Industrial and Office Realtors or equivalent.

          (ii) If Landlord and Tenant are not able to agree upon the Fair Rental Value of the Premises within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Appraiser not later than 75 days prior to the applicable date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one Appraiser not later than 65 days prior to the applicable option term commencement date. Within 10 days thereafter, the two appointed Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the Fair Rental Value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the Fair Rental Value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable .

         (iii) For the purposes of such appraisal, the term "Fair Rental Value" shall mean the price that a ready and willing tenant would pay, as of the applicable date, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen, then such Appraiser shall determine the Fair Rental Value of the Premises. Otherwise, the Fair Rental Value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the Appraiser(s) to complete the determination of the Fair Rental Value not later than 30 days prior the applicable option term commencement date. If the Fair Rental Value is not determined prior to the applicable option term commencement date, then Tenant shall continue to pay to Landlord the Minimum Annual Rent for the previous year until the Fair Rental Value is determined. When the Fair Rental Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within 10 days after receipt of such notice or Landlord shall pay to Tenant, as appropriate, the difference between the Minimum Annual Rent actually paid by Tenant to Landlord and the new Minimum Annual Rent determined hereunder.

          Rent for each subsequent year of the first option period commencing with the second year shall increase three percent (3%) over the rent for the immediately preceding year.

     c.   If exercised, the Minimum Annual Rent for the second (2nd) and third
          (3rd) option periods shall increase three percent (3%) over the rent for the last year of the preceding option term, and Minimum Annual Rent for each subsequent year of the respective option periods shall increase three percent (3%) per annum over the Minimum Annual Rent for the immediately preceding year.

3. EARLY TERMINATION: Tenant shall have the right to cancel this Lease during the ninety (90) day period preceding the end of the fifth lease year by giving Landlord at least ninety (90) days prior written notice of Tenant's intent to cancel. Tenant shall reimburse Landlord for unamortized costs, prorated over ten (10) years, of tenant improvements paid for by Landlord as part of the tenant improvement allowance described in Paragraph 4 below in the event Tenant exercises its early termination rights.

4. TENANT'S WORK: Tenant shall have the right to utilize a reputable contractor of its choice for its tenant improvement work. Landlord shall provide temporary power to the Premises sufficient for Tenant's construction purposes and shall provide access for Tenant's construction workers, along with a space for a construction debris container. Landlord and Landlord's employees, agents and contractors, shall use their best efforts to avoid interfering with Tenant's construction work at the Premises. Landlord shall provide Tenant with a tenant improvement allowance of Twenty-Five Dollars ($25) per square foot above "Landlord's Work," as defined in Exhibit "C" attached hereto. Said allowance shall be paid monthly during the performance of Tenant's work upon delivery to Landlord of a certificate from Tenant's architect certifying that the work for which Tenant is seeking reimbursement has been performed at the Premises.

5.   ADDITIONAL PROVISIONS:

ADA:   Landlord represents that Landlord's Work, and Tenant represents that
Tenant's Work, at the Premises shall be in compliance with all codes and laws, including fire safety, physical handicap, earthquake safety, hazardous material and the Americans with Disabilities Act ("ADA").

HAZARDOUS MATERIALS: As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Materials in excess of permitted levels or reportable quantities under applicable environmental laws to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Premises. Tenant shall indemnify Landlord and its successors and assigns against and hold Landlord and its successors and assigns harmless from any and all costs, claims or liability arising from the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant. Landlord shall indemnify Tenant and its successors and assigns and hold Tenant and its successors and assigns harmless from any and all costs, claims or liability arising from any contamination of the Premises (a) caused or permitted by Landlord, or (b) arising prior to the date of this Lease.

SIGNAGE: Landlord hereby grants to Tenant the right to install illuminated signage on the building to the maximum extent permitted by the City of Los Angeles, subject to (i) the signage restrictions contained in any other lease of space in the Shopping Center which are applicable to the Shopping Center generally, (ii) the Shopping Center Sign Criteria, described in Exhibit "E" hereto, and (iii) Landlord's prior approval, which shall not be unreasonably withheld.

ARCHITECTURAL DRAWINGS: Landlord and Tenant shall work with a mutually agreeable architect for the design of the building shell. Landlord shall be responsible for all costs associated with such architect and design of the building shell. Tenant shall have the right to select its own architect and space planner to design and to oversee construction of Tenant's Work.